                                                                     EXHIBIT 5.1

2 December 2005

Quanta Capital Holdings Ltd.                     DIRECT LINE:   +1 441 298 7882
Cumberland House                                 E-MAIL:        ahsmith@cdp.bm
1 Victoria Street                                OUR REF:     .AHS/161052
Hamilton HM 11                                   YOUR REF:
Bermuda

Dear Sirs:

QUANTA CAPITAL HOLDINGS LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the "Commission") on or about 2 December 2005 (the
"Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S.
Securities Act of 1933, as amended, (the "Securities Act") of up to $52,000,000 in aggregate offering price of the Company's common shares ("Common Shares").

For the purposes of giving this opinion, we have examined a copy of the proof created 2 December of the Registration Statement. We have also reviewed the memorandum of association and the amended and restated bye-laws of the Company certified by the Secretary of the Company on 11October 2005, copies of resolutions of the board of directors of the Company (the "Board") dated 1
December 2005 (the "Resolutions") certified by the Governance Officer of the
Company on 2 December 2005 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, (e)
that the Company will issue the Common Shares in furtherance of its objects as set out in its memorandum of association, (f) that the memorandum of association and amended and restated bye-laws of the Company will not be amended in any manner that would affect the opinions set forth herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the
Company will have sufficient authorised capital to effect the issue of any of the Common Shares at the time of issue, (i) that the Common Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies Act"), and the general permissions granted by the
Bermuda

Monetary Authority on 1 June 2005 will not have been revoked or amended at the time of issue of any Common Shares, (j) that all necessary corporate action will be taken to authorise and approve any issue of Common Shares, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (k) that the issue and sale of and payment for the Common Shares will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board and the Registration Statement, (l) that, upon the issue of any Common
Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and (m) that the Company will comply, to the extent applicable, with the requirements of Part III of the
Companies Act entitled "Prospectuses and Public Offers".

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issue of the Common Shares by the Company as described in the Registration
Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.   The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of
     Companies and thereby cease to exist under the laws of Bermuda).

2.   The Common Shares have been duly authorised for issue by the Company as contemplated by the Registration Statement and upon the due issue of Common
     Shares and payment of the consideration therefor, such Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm under the captions
"Enforcement of Judgments and Other Matters", "Restrictions on Transfer", "Legal
Matters" and "Enforceability Of Civil Liabilities Under U.S. Federal Securities
Laws" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of
Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and
Regulations of the Commission promulgated thereunder.

Yours faithfully
CONYERS DILL & PEARMAN

/s/ Conyers Dill & Pearman